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                                                                    EXHIBIT 5.1

                          WALLER LANSDEN DORTCH & DAVIS
                    A Professional Limited Liability Company
                              Nashville City Center
                          511 Union Street, Suite 2100
                             Post Office Box 198966
                         Nashville, Tennessee 37219-8966
                                 (615) 244-6380


                                February 14, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

            Re:   Healthcare Realty Trust Incorporated

Ladies and Gentlemen:

     In our capacity as special securities counsel to Healthcare Realty Trust Incorporated, a Maryland corporation (the "Company"), we have examined the Registration Statement on Form S-3 (Registration No. 33-97888) filed by the Company under the Securities Act of 1933, as amended, the related Prospectus dated November 2, 1995 and the Prospectus Supplement dated February 11, 1997 (the "Prospectus Supplement") relating to the offering of 5,175,000 shares (including 675,000 shares subject to an over-allotment option granted to the Underwriters) of the common stock, par value $.01 per share, of the Company (the "Common Stock"). In this regard, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth.

     Based upon the foregoing, we are of the opinion that the 5,175,000 shares of Common Stock referred to in the Prospectus Supplement, to the extent actually issued and sold in the manner and on the terms described in the Prospectus Supplement, will be duly and validly issued, fully paid and nonassessable shares of the Common Stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the Prospectus Supplement.


                                    Very truly yours,

                                    /s/ Waller Lansden Dortch & Davis,
                                    A Professional Limited Liability Company